Exhibit 99.1

News Release

For information contact:

Colleen Johnson

Senior Vice President,

Marketing and Communications

CNL Financial Group

407-650-1223

CNL HEALTHCARE PROPERTIES II PREPARES TO EXPLORE

STRATEGIC ALTERNATIVES

(ORLANDO, Fla.) Sept. 6, 2018 — CNL Healthcare Properties II, a non-traded real estate investment trust (REIT) focused on seniors housing and healthcare properties, announced today that its board of directors has elected to not pursue a follow-on offering and close the current equity offering effective Oct. 1, 2018. The board has also formed a special committee comprised solely of its independent directors to begin the exploration of potential strategic alternatives for the REIT.

Strategic alternatives may include, but are not limited to: the sale of the company or its assets and distribution of net sale proceeds to shareholders; or a merger or other transaction with a third party or parties. A liquidation of all, or a substantial portion, of the company’s assets or the sale of the company would require the approval of a majority of the company’s shareholders.

“We remain wholly committed to the seniors housing and healthcare real estate investment sectors, but this is the appropriate decision as we approach the outside date of our primary equity offering in March 2019,” said Stephen H. Mauldin, president and CEO of CNL Healthcare Properties II. “Based on our current and projected equity capital raise prospects along with a challenged environment for broker-dealers and non-traded REIT formats, we as a board unanimously concluded that identifying and pursuing opportunities to maximize value in the nearer term is in the best interest of the company and our shareholders.”

The company has also suspended its distribution reinvestment plan and stock redemption plan effective Oct. 1, 2018. CNL Healthcare Properties II stock distributions for July, August and September will be issued on or about Sept. 10, 2018, after which point there will be no further stock distributions. There are no changes to the company’s cash distribution policy or amount at this time.

Since its launch in mid-2016, CNL Healthcare Properties II has invested in approximately $60 million of healthcare real estate assets, including two recently built, private pay seniors housing communities found in attractive Florida markets, along with one fully occupied, system affiliated, on-campus medical office building in the affluent submarket of Overland Park, Kansas.

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About CNL Healthcare Properties II

CNL Healthcare Properties II intends to qualify as a real estate investment trust (REIT) for federal income tax purposes beginning with the year ending Dec. 31, 2017, or the first year in which it commences material operations. Based in Orlando, Florida, CNL Healthcare Properties II intends to invest in the seniors housing, medical office, acute care and post-acute care sectors. For more information, visit cnlhealthcarepropertiesii.com.

About CNL Financial Group

CNL Financial Group (CNL) is a private investment management firm providing real estate and alternative investments. Since inception in 1973, CNL and/or its affiliates have formed or acquired companies with more than $34 billion in assets. CNL is headquartered in Orlando, Florida. For more information, visit cnl.com.

Cautionary Note Regarding Forward-Looking Statements

Statements above that are not statements of historical or current fact may constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. CNL Healthcare Properties II (the “Company”) intends that such forward-looking statements be subject to the safe harbor created by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance in connection with discussions of future operating or financial performance, business strategy and portfolios, projected growth prospects, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, and/or other matters. The Company’s forward-looking statements are not guarantees of future performance. While the Company’s management believes its forward-looking statements are reasonable, such statements are inherently susceptible to uncertainty and changes in circumstances. As with any projection or forecast, forward-looking statements are necessarily dependent on assumptions, data and/or methods that may be incorrect or imprecise, and may not be realized. The Company’s forward-looking statements are based on management’s current expectations and a variety of risks, uncertainties and other factors, many of which are beyond the Company’s ability to control or accurately predict. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. These risks include that CNL Healthcare Properties II has limited operating history and there is no assurance that it will be able to achieve its investment objectives; that the board of directors may amend or revise investment and other policies without stockholder consent; that it may have difficulty funding distributions with funds provided by cash flows from operating activities; and that market and business conditions may affect its success, including changes in general or local economic or market conditions and changing demographics. Given these uncertainties, the Company cautions you not to place undue reliance on such statements.

All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this cautionary note. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to, and expressly disclaims any obligation to, publicly release the results of any revisions to its forward-looking statements to reflect new information, changed assumptions, the occurrence of unanticipated subsequent events or circumstances, or changes to future operating results over time, except as otherwise required by law.

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